Collection Period Start		1-Sep-04	Distribution Date	15-Nov-04
Collection Period End		31-Oct-04	30/360 Days	17
Beg. of Interest Period		28-Oct-04	Actual/360 Days	18
End of Interest Period		15-Nov-04

SUMMARY
	Coupon Rate	Initial Balance	Beginning Balance	Ending Balance	Pool Factor
Total Portfolio		1,680,098,819.60	1,680,098,819.60	1,622,316,069.47	0.9656075
Total Securities		1,680,098,819.60	1,680,098,819.60	1,622,316,069.47	0.9656075
Class A-1 Notes	2.105630%	265,000,000.00	265,000,000.00	207,217,249.87	0.7819519
Class A-2 Notes	2.550000%	260,000,000.00	260,000,000.00	260,000,000.00	1.0000000
Class A-3 Notes	2.900000%	357,000,000.00	357,000,000.00	357,000,000.00	1.0000000
Class A-4a Notes	2.028750%	488,000,000.00	488,000,000.00	488,000,000.00	1.0000000
Class A-4b Notes	3.180000%	100,000,000.00	100,000,000.00	100,000,000.00	1.0000000
Certificates	0.000000%	210,098,819.60	210,098,819.60	210,098,819.60	1.0000000

	Principal Payment Due	Interest Payment	Principal per $1000 Face Amount	Interest per $1000 Face Amount
Class A-1 Notes	57,782,750.13	278,995.98	218.0481137	1.0528150
Class A-2 Notes	0.00	313,083.33	0.0000000	1.2041667
Class A-3 Notes	0.00	488,891.67	0.0000000	1.3694445
Class A-4a Notes	0.00	495,015.00	0.0000000	1.0143750
Class A-4b Notes	0.00	150,166.67	0.0000000	1.5016667
Certificates	0.00	0.00	0.0000000	0.0000000
Total Securities	57,782,750.13	1,726,152.65

I. COLLECTIONS

Lease Payments: ( Lease SUBI)
Monthly Principal	40,766,349.40
Monthly Interest	12,436,466.92
Total Monthly Payments	53,202,816.32

Interest Rate Cap Payments	0.00

Advances:
Aggregate Monthly Payment Advances	3,089,568.61
Aggregate Sales Proceeds Advance	597,331.62
Total Advances	3,686,900.23

Vehicle Disposition Proceeds:
Reallocation Payments	911,216.76
Repurchase Payments	128,033.04
Net Auction Proceeds	0.00
Recoveries	0.00
Net Liquidation Proceeds	11,223,915.94
Excess Wear and Tear and Excess Mileage	3,116.07
Remaining Payoffs	0.00
Net Insurance Proceeds	1,591,189.19
Residual Value Surplus	240.29
Total Collections	70,747,427.84

II. COLLATERAL POOL BALANCE DATA
	Number	Book Amount	Discount Rate	Securitization Value
Pool Balance - Beginning of Period	70,936	1,714,498,739	4.50000%	1,680,098,819.60
Total Depreciation Received		(42,327,951.06)		(42,401,742.65)
Principal Amount of Gross Losses	(106)	(2,504,157.34)		(2,480,911.12)
Repurchase / Reallocation	(5)	(123,690.59)		(128,033.04)
Early Terminations	(12)	(299,553.35)		(293,262.62)
Scheduled Terminations	(510)	(12,414,956.08)		(12,478,800.70)
Pool Balance - End of Period	70,303	1,656,828,431.03	4.50000%	1,622,316,069.47

III. DISTRIBUTIONS

Total Collections		70,747,427.84
Reserve Amounts Available for Distribution		0.00
Total Available for Distribution		70,747,427.84

1. Amounts due Indenture Trustee as Compensation or Indemnity		0.00
2. Reimbursement of Payment Advance		0.00
3. Reimbursement of Sales Proceeds Advance		0.00
4. Servicing Fee:
Servicing Fee Due		1,400,082.35
Servicing Fee Paid		1,400,082.35
Servicing Fee Shortfall		0.00
Total Trustee, Advances and Servicing Fee Paid		1,400,082.35

5. Interest:

Class A-1 Notes Monthly Interest
Class A-1 Notes Interest Carryover Shortfall		0.00
Class A-1 Notes Interest on Interest Carryover Shortfall		0.00
Class A-1 Notes Monthly Available Interest Distribution Amount		278,995.98

Class A-1 Notes Monthly Interest Paid		278,995.98
Chg in Class A-1 Notes Int. Carryover Shortfall		0.00

Class A-2 Notes Monthly Interest
Class A-2 Notes Interest Carryover Shortfall		0.00
Class A-2 Notes Interest on Interest Carryover Shortfall		0.00
Class A-2 Notes Monthly Available Interest Distribution Amount		313,083.33

Class A-2 Notes Monthly Interest Paid		313,083.33
Chg in Class A-2 Notes Int. Carryover Shortfall		0.00

Class A-3 Notes Monthly Interest
Class A-3 Notes Interest Carryover Shortfall		0.00
Class A-3 Notes Interest on Interest Carryover Shortfall		0.00
Class A-3 Notes Monthly Available Interest Distribution Amount		488,891.67

Class A-3 Notes Monthly Interest Paid		488,891.67
Chg in Class A-3a Notes Int. Carryover Shortfall		0.00

Class A-4 Monthly Interest
Class A-4a Notes Interest Carryover Shortfall		0.00
Class A-4a Notes Interest on Interest Carryover Shortfall		0.00
Class A-4a Notes Monthly Available Interest Distribution Amount		495,015.00

Class A-4a Notes Monthly Interest Paid		495,015.00
Chg in Class A-4a Notes Int. Carryover Shortfall		0.00

Class A-4b Notes Interest Carryover Shortfall		0.00
Class A-4b Notes Interest on Interest Carryover Shortfall		0.00
Class A-4b Notes Monthly Available Interest Distribution Amount		150,166.67

Class A-4b Notes Monthly Interest Paid		150,166.67
Chg in Class A-4b Notes Int. Carryover Shortfall		0.00

Certificate Monthly Interest
Certificate Interest Carryover Shortfall		0.00
Certificate Interest on Interest Carryover Shortfall		0.00
Certificate Monthly Available Interest Distribution Amount		0.00

Certificate Monthly Interest Paid		0.00
Chg in Certificate Int. Carryover Shortfall		0.00

Total Note and Certificate Monthly Interest
Total Note and Certificate Monthly Interest Due		1,726,152.65
Total Note and Certificate Monthly Interest Paid		1,726,152.65
Total Note and Certificate Interest Carryover Shortfall		0.00
Chg in Total Note and Certificate Int. Carryover Shortfall		0.00

Total Available for Principal Distribution		67,621,192.84

6. Total Monthly Principal Paid on the Notes

Total Monthly Principal Paid on the Class A Notes		57,782,750.13
Total Class A Noteholders' Principal Carryover Shortfall		0.00
Total Class A Noteholders' Principal Distributable Amount		57,782,750.13
Chg in Total Class A Noteholders' Principal Carryover Shortfall		0.00

7. Total Monthly Principal Paid on the Certificates		0.00

Total Certificateholders' Principal Carryover Shortfall		0.00
Total Certificateholders' Principal Distributable Amount		0.00
Chg in Total Certificateholders' Principal Carryover Shortfall		0.00

Remaining Available Collections		9,838,442.71

IV. RESERVE ACCOUNT

Initial Reserve Account Amount		25,201,482.29
Required Reserve Account Amount		50,402,964.59
Beginning Reserve Account Balance		25,201,482.29
Reinvestment Income for the Period		4,226.19
Reserve Fund Available for Distribution		25,205,708.48
Reserve Fund Draw Amount		0.00
Deposit of Remaining Available Collections		9,838,442.71
Gross Reserve Account Balance		35,044,151.19
Remaining Available Collections Released to Seller		0.00
Ending Reserve Account Balance		35,044,151.19

V. POOL STATISTICS

Weighted Average Remaining Maturity		30.72
Monthly Prepayment Speed		60.000%
Lifetime Prepayment Speed		61.000%

	$	units
Recoveries of Defaulted and Casualty Receivables	915,444.70
Securitization Value of Defaulted Receivables and Casualty Receivables	2,480,911.12	106
Aggregate Defaulted and Casualty Gain (Loss)	(1,565,466.42)
Pool Balance at Beginning of Collection Period	1,680,098,819.60
Net Loss Ratio	-0.0932%

Cumulative Net Losses for all Periods	0.0932%	1,565,466.42

Delinquent Receivables:	Amount	Number
31-60 Days Delinquent	12,375,473.15	511
61-90 Days Delinquent	2,027,996.47	76
91-120+ Days Delinquent	14,085.88	1
Total Delinquent Receivables:	14,417,555.50	588
60+ Days Delinquencies as Percentage of Receivables	0.12%

Aggregate Sales Performance of Auctioned Vehicles	$	units
Sales Proceeds	426,001.00	24
Securitization Value	530,726.56
Aggregate Residual Gain (Loss)	(104,725.56)

Cumulative Sales Performance of Auctioned Vehicles	$	units
Cumulative Sales Proceeds	426,001.00	24
Cumulative Securitization Value	530,726.56
Cumulative Residual Gain (Loss)	(104,725.56)

VI. Reconciliation of Advances	.

Beginning Balance of Residual Advance		0.00
Reimbursement of Outstanding Advance		0.00
Additional Advances for current period		597,331.62
Ending Balance of Residual Advance		597,331.62

Beginning Balance of Payment Advance		0.00
Reimbursement of Outstanding Payment Advance		0.00
Additional Payment Advances for current period		3,089,568.61
Ending Balance of Payment Advance		3,089,568.61